Exhibit 3.130

CERTIFICATE OF CONVERSION

OF

McCALLUM GROUP, INC.

(a Missouri corporation)

TO

McCALLUM GROUP, LLC

(a Missouri limited liability company)

September 3, 2014

Pursuant to the provisions of Section 351.409 of the General and Business Corporation Law of Missouri (the “Act”), McCallum Group, Inc., a Missouri corporation (the “Corporation”), hereby certifies as follows relating to the conversion of the McCallum Group, LLC, a Missouri limited liability company (the “LLC”):

1. The Corporation was formed as a Missouri corporation on March 17, 2003.

2. The Corporation elects to become a Missouri limited liability company.

3. The conversion of the Corporation into the LLC has been approved by the Corporation in the manner provided for by under 351.409(2) of the Act.

4. The Articles of Organization of the LLC attached hereto as Exhibit A shall be the articles of organization of the limited liability company formed pursuant to such election and the name as set forth in its Articles of Organization shall be McCallum Group, LLC.

5. Upon the effective date of the conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the conversion, the ownership of the LLC shall be identical to the ownership of the Corporation immediately prior to the conversion.

6. As a result of the conversion, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Corporation’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

7. The Corporation agrees that it may be served with process in the State of Missouri in any proceeding for enforcement of any obligation of the corporation arising while it was a corporation of this state, and that it irrevocable appoints the Secretary of State of Missouri as it agent to accept service of process in any such action, suit or proceeding, The address to which a copy of such process shall be mailed by the Secretary of State of Missouri is 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067.

8. The Conversion shall be effective as of September 3, 2014 (the “Effective Time”).

[Signatures on the following page.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the date first above written.

McCALLUM GROUP, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

Exhibit A

Articles of Organization

State of Missouri
Jason Kander, Secretary of State
Corporations Division PO Box 778 / 600 W. Main St., Rm. 322 Jefferson City, MO 65102

Articles of Organization

(Submit with filing fee of $105.00)

1.	The name of the limited liability company is:
McCallum Group, LLC
(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized: healthcare related services

3.	The name and address of the limited liability company’s registered agent in Missouri is:
	C T Corporation System	120 South Central Avenue	Clayton, MO 63105

	Name	Street Address: May not use PO Box unless street address also provided	City/State/Zip

4.	The management of the limited liability company is vested in: ☐ managers ☒ members (check one)

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: perpetual

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (PO box may only be used in addition to a physical street address):
(Organizer(s) are not required to be member(s), manager(s) or owner(s)
Christopher L. Howard, 6100 Tower Circle, Suite 1000, Franklin, TN 37067

7.	☐ Series LLC (OPTIONAL) Pursuant to Section 347.186, the limited liability company may establish a designated series in its operating agreement. The names of the series must include the full name of the limited liability company and are the following:

New Series:
☐ The limited liability company gives notice that the series has limited liability.

New Series:
☐ The limited liability company gives notice that the series has limited liability.

New Series:
☐ The limited liability company gives notice that the series has limited liability.

(Each separate series must also file an Attachment Form LLC 1A.)

Name and address to return filed document:

Name:

Address:

City, State, and Zip Code:

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:
(Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo) All organizers must sign:

/s/ Christopher L. Howard	Christopher L. Howard	9/3/14

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

STATE OF MISOURI
SEAL OF THE SECRETARY OF STATE
MISOURI
Jason Kander Secretary of State
CERTIFICATE OF CONVERSION WHEREAS, a Certificate of Conversion of the following entity:
MCCALLUM GROUP, INC - 00519270 CONVERTING INTO:
McCallum Group, LLC - LC001421952
Organized and existing under the laws of Missouri have been received, found to conform to Law and filed.
NOW, THEREFORE, I, Missouri, Secretary of State of the State of Missouri, issue the Certificate of Conversion, certifying that the conversion of the aforenamed entity is effected, with
McCallum Group, LLC - LC001421952
As the newly formed entity, pursuant to Chapter 351.409 RSMO.
IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 3rd day of September, 2014.
Jason Kander
Secretary of State
THE GREAT SEAL OF THE STATE OF MISSOURI
UNITED WE STAND DIVIDED WE FALL